                                                                      EXHIBIT 21

                           AERIAL COMMUNICATIONS, INC.
                   SUBSIDIARIES OF AERIAL COMMUNICATIONS, INC.

                                                             STATE OF
                                                          INCORPORATION
                                                                OR
        LEGAL NAME                                         ORGANIZATION
        ----------                                         ------------
        APT Operating Company, Inc.                          Delaware
        APT Columbus, Inc.                                   Delaware
        APT Kansas City, Inc.                                Delaware
        APT Tampa/Orlando, Inc.                              Delaware
        APT Minneapolis, Inc.                                Delaware
        APT Houston, Inc.                                    Delaware
        APT Pittsburgh Limited Partnership                   Delaware
        APT Pittsburgh General Partner, Inc.                 Delaware